Exhibit 5.1

July 15, 2011

Artesian Resources Corporation
664 Churchmans Road
Newark, Delaware 19702

RE:	Artesian Resources Corporation, Registration Statement on Form S-3 (File No. 333-174244)

Ladies and Gentlemen:

We have acted as counsel to Artesian Resources Corporation, a Delaware corporation (the “Company”), in connection with the filing of (i) the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), (ii) the preliminary prospectus supplement of the Company dated July 14, 2011, including the accompanying base prospectus dated May 23, 2010 (the “Base Prospectus”), which was filed by the Company with the SEC on May 24, 2011 pursuant to Rule 424(b)(2) promulgated under the Securities Act (the “Preliminary Prospectus Supplement”), and (iii) the final prospectus supplement of the Company dated July 14, 2011, including the accompanying Base Prospectus, which final prospectus supplement was filed by the Company with the SEC on July 15, 2011 pursuant to Rule 424(b)(2) promulgated under the Securities Act (the “Prospectus”), relating to the offering and sale by the Company of up to 929,933 shares of its Class A Non-Voting Common Stock of the Company, par value $1.00 per share (the “Shares”), including up to 120,643 shares of Common Stock that the underwriters have an option to purchase.

In connection with this opinion letter, we have examined the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation of the Company, the Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP